                                                                    EXHIBIT 10.2

                                                               February 22, 2007


To:      MEDICAL PROPERTIES TRUST, INC.
         1000 Urban Center Drive, Suite 501
         Birmingham, Alabama 35242

From:    WACHOVIA BANK, NATIONAL ASSOCIATION
         c/o Wachvoia Capital Markets, LLC
         375 Park Avenue
         New York, NY 10152

From:    WACHOVIA CAPITAL MARKETS, LLC,
         SOLELY AS AGENT
         tel: (212) 214-6100
         fax: (212) 214-5913


Dear Sirs,

The purpose of this letter agreement (this "Confirmation") is to confirm the terms and conditions of the transaction entered into between us on the Trade Date specified below (the "Transaction"). This Confirmation constitutes a "Confirmation" as referred to in the ISDA Master Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions (the "2000 Definitions") and the 2002 ISDA Equity Derivatives Definitions (the "2002 Definitions" and, together with the 2000 Definitions, the "Definitions"), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. In the event of any inconsistency between the 2002 Definitions and the 2000 Definitions, the 2002 Definitions will govern. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern.

      This Confirmation evidences a complete and binding agreement between Party A and Party B as to the terms of the Transaction to which this Confirmation relates. This Confirmation shall supplement, form a part of, and be subject to an agreement in the form of the 2002 ISDA Master Agreement (the "Agreement") as if Party A and Party B had executed an agreement in such form on the Trade Date (but without any Schedule except for (i) the election of the laws of the State of New York as the governing law and (ii) United States dollars as the Termination Currency). In the event of any inconsistency between provisions of that Agreement and this Confirmation, this Confirmation will prevail for the purpose of the Transaction to which this Confirmation relates. The parties hereby agree that no Transaction other than the Transaction to which this Confirmation relates shall be governed by the Agreement. For purposes of the 2002 Definitions, the Transaction is a Share Forward Transaction.

      Party A and Party B each represents to the other that it has entered into this Transaction in reliance upon such tax, accounting, regulatory, legal, and financial advice as it deems necessary and not upon any view expressed by the other.


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

2. The terms of the particular Transaction to which this Confirmation relates are as follows:

         General Terms:
         --------------

              Party A:                               Wachovia Bank, National Association

              Party B:                               Medical Properties Trust, Inc.

              Trade Date:                            February 22, 2007

              Effective Date:                        February 28, 2007

              Base Amount:                           Initially, 1,500,000 Shares.  On each Settlement Date, the Base Amount shall be reduced by the number of Settlement Shares for such Settlement Date.

              Maturity Date:                         February 28, 2008 (or, if such date is not a Scheduled Trading Day, the next following Scheduled Trading Day).

              Forward Price:                         On the Effective Date, the Initial Forward Price, and on any other day, the Forward Price as of the immediately preceding calendar day multiplied by the sum of (i) 1 and (ii) the Daily Rate for such day; provided that on each Forward Price Reduction Date, the Forward Price in effect on such date shall be the Forward Price otherwise in effect on such date minus the
                                                     Forward Price Reduction Amount for such Forward Price Reduction Date.

              Initial Forward Price:                 USD $14.82 per Share.

              Daily Rate:                            For any day, (i)(A) USD-Federal Funds Rate for such day MINUS (B) the Spread
                                                     DIVIDED by (ii) 365.

              USD-Federal                            Funds Rate For any day, the rate set forth for such day opposite the caption "Federal funds", as such rate is displayed on the page
                                                     "FedsOpen [Index] [GO]" on the BLOOMBERG Professional Service, or
                                                     any successor page; provided that if no rate appears for any day on such page, the rate for the immediately preceding day for which a rate appears shall be used for such day.

              Spread:                                1.00%

              Forward Price Reduction Date:          March 29, 2007, June 14, 2007, September 14, 2007, and December 13, 2007.

              Forward Price Reduction
              Amount:                                As set forth in Schedule I hereto


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
              Shares:                                Common Stock, $0.001 par value per share, of Party B (also referred to herein as the "Issuer") (Exchange identifier: "MPW").

              Exchange:                              The New York Stock Exchange.

              Related Exchange(s):                   All Exchanges.

              Clearance System:                      DTC.

              Calculation Agent:                     Wachovia Bank, National Association

         Settlement Terms:
         -----------------

              Settlement Date:                       Any Scheduled Trading Day following the Effective Date and up to and including the Maturity Date, as designated (a) by Party B in a written notice (a "Settlement Notice") that satisfies the Settlement
                                                     Notice Requirements and is delivered to Party A (i) at least three
                                                     Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, if Physical Settlement applies, and (ii) a number of Scheduled Trading Days prior to such Settlement Date, which may be the Maturity Date, equal to the greater of (A) 10 and (B) the product, rounded up to the nearest whole number, of (1) the number of Shares to be settled on such date, divided by the initial Base
                                                     Amount, and (2) 40, if Cash Settlement applies; provided that (i)
                                                     the Maturity Date shall be a Settlement Date if on such date the
                                                     Base Amount is greater than zero, (ii) if Cash Settlement applies and Party A shall have fully unwound its hedge during an Unwind
                                                     Period by a date that is more than three Scheduled Trading Days prior to a Settlement Date specified above, Party A may, by written notice to Party B, specify any Scheduled Trading Day prior to such originally specified Settlement Date as the Settlement Date, (iii)
                                                     if the Unwind Period for two Settlement Dates would overlap, the
                                                     Unwind Period for the later Settlement Date shall not begin until the earlier settlement date has occurred and (iv) the Settlement
                                                     Date may be modified as provided under "Unwind Period" below; or (b)
                                                     by Party A pursuant to "Termination Settlement" below.

              Settlement                             Shares: With respect to any Settlement Date, a number of Shares, not to exceed the Base Amount, designated as such by Party B in the related Settlement Notice or by Party A pursuant to "Termination
                                                     Settlement" below; provided that Party B may not deliver more than two such notices during the Term of this Transaction and no such notice shall be delivered with respect to less than 500,000 Shares;
                                                     and provided further that on the Maturity Date the number of
                                                     Settlement Shares shall be equal to the Base Amount on such date.


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

              Settlement:                            Physical Settlement or Cash Settlement, at the election of Party B as set forth in a Settlement Notice that satisfies the Settlement
                                                     Notice Requirements; provided that Physical Settlement shall apply
                                                     (i) if no Settlement Method is validly selected, (ii) with respect to any Settlement Shares in respect of which Party A is unable, in its judgment, to unwind its hedge by the end of the Unwind Period in a manner that, in the judgment of Party A, is consistent with the requirements for qualifying for the safe harbor provided by Rule
                                                     10b-18 under the Exchange Act or due to the lack of sufficient liquidity in the Shares on any Scheduled Trading Day during the
                                                     Unwind Period, (iii) if, at the time of electing Cash Settlement or as a result of such election, Party B would be in default under the
                                                     Credit Agreement, dated as of October 27, 2005, as amended, by and among MPT Operating Partnership L.P., as borrower, Merrill Lynch
                                                     Capital, a division of Merrill Lynch Business Financial Services,
                                                     Inc., as administrative agent and lender, and the additional lenders from time to time party thereto (the "Credit Agreement"), and (iv)
                                                     to any Termination Settlement Date (as defined below under
                                                     "Termination Settlement").

              Settlement Notice
              Requirements:                          Notwithstanding any other provision hereof, a Settlement Notice delivered by Party B that specifies Cash Settlement will not be effective to establish a Settlement Date or require Cash Settlement unless Party B delivers to Party A with such Settlement Notice a representation signed by Party B substantially in the following form: "As of the date of this Settlement Notice, Party B is not aware of any material nonpublic information concerning itself or the
                                                     Shares, and is designating the date contained herein as a Settlement
                                                     Date in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws."

              Unwind                                 Period: Each Scheduled Trading Day that is not a Disrupted Day during the period from and including the first Scheduled Trading Day following the date Party B validly elects Cash Settlement in respect of a Settlement Date through the third Scheduled Trading Day preceding such Settlement Date; subject to "Termination Settlement"
                                                     below.

              Exchange Act:                          The Securities Exchange Act of 1934, as amended from time to time.

              Physical Settlement:                   On any Settlement Date in respect of which Physical Settlement applies, Party B shall deliver to Party A through the Clearance
                                                     System the Settlement Shares for such Settlement Date, and Party A shall deliver to Party B, by wire transfer of immediately available funds to an account designated by Party B, an amount in cash equal to the Physical Settlement Amount for such Settlement Date, on a delivery versus payment basis.


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

              Physical Settlement Amount:            For any Settlement Date in respect of which Physical Settlement applies, an amount in cash equal to the product of (i) the Forward
                                                     Price on such Settlement Date and (ii) the number of Settlement
                                                     Shares for such Settlement Date.

              Cash Settlement:                       On any Settlement Date in respect of which Cash Settlement applies, if the Cash Settlement Amount for such Settlement Date is a positive number, Party A will pay such Cash Settlement Amount to Party B. If the Cash Settlement Amount is a negative number, Party B will pay the absolute value of such Cash Settlement Amount to Party A. Such amounts shall be paid on the Settlement Date.

              Cash Settlement Amount:                For any Settlement Date in respect of which Cash Settlement applies, an amount determined by the Calculation Agent equal to the difference between (1) the product of (i) (A) the Forward Price on the first day of the applicable Unwind Period minus (B) the weighted average of the 10b-18 VWAPs per Share for each Scheduled Trading Day at which Party A actually purchases Shares during such Unwind Period to unwind its hedge, multiplied by (ii) the number of Settlement
                                                     Shares for such Settlement Date, minus (2) the product of (i) the
                                                     Forward Price Reduction Amount for any Forward Price Reduction Date
                                                     that occurs during such Unwind Period multiplied by (ii) the number of Shares with respect to which Party A has not unwound its hedge as of such Forward Price Reduction Date.

              10b-18 VWAP:                           For any Scheduled Trading Day during the Unwind Period which is not a Disrupted Day, the volume-weighted average price at which the
                                                     Shares trade as reported in the composite transactions for the
                                                     Exchange on such Scheduled Trading Day, excluding (i) trades that do not settle regular way, (ii) opening (regular way) reported trades on the Exchange on such Scheduled Trading Day, (iii) trades that occur in the last ten minutes before the scheduled close of trading on the Exchange on such Scheduled Trading Day and ten minutes before the scheduled close of the primary trading session in the market where the trade is effected, and (iv) trades on such Scheduled
                                                     Trading Day that do not satisfy the requirements of Rule
                                                     10b-18(b)(3), as determined in good faith by the Calculation Agent.
                                                     Party B acknowledges that Party A may refer to the Bloomberg Page
                                                     "MPW [Equity] AQR SEC" (or any successor thereto), in its
                                                     discretion, for such Scheduled Trading Day to determine the 10b-18
                                                     VWAP.

              Settlement Currency:                   USD.

              Failure to Deliver:                    Inapplicable.

         Adjustments:
         -----------


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

              Method of Adjustment:                  Calculation Agent Adjustment; notwithstanding anything to the contrary in the 2002 Definitions, but without affecting Calculation
                                                     Agent's obligations contained in Section 1.40 of the 2002
                                                     Definitions, in effecting any adjustments contemplated by Section
                                                     11.2(c) of the 2002 Definitions, the Calculation Agent may make an adjustment pursuant to Calculation Agent Adjustment to any one or more of the Base Amount, the Forward Price and any other variable relevant to the settlement or payment terms of the Transaction.

              Additional Adjustment:                 If, in Party A's sole judgment, the actual cost to Party A, over any one month period, of borrowing a number of Shares equal to the Base
                                                     Amount to hedge its exposure to the Transaction exceeds a weighted average rate equal to 100 basis points per annum, the Calculation
                                                     Agent shall reduce the Forward Price in order to compensate Party A for the amount by which such cost exceeded a weighted average rate equal to 100 basis points per annum during such period. The
                                                     Calculation Agent shall notify Party B prior to making any such adjustment to the Forward Price and, upon the request of Party B,
                                                     Party A shall provide an itemized list of its stock loan costs for the applicable one month period.

         Account Details:
         ---------------

                Payments to Party A:                 ABA: 053-000-219
                                                     Wachovia Bank, National Association
                                                     Charlotte, NC
                                                     A/C: 04659360009768
                                                     Attn: Equity Derivatives

              Payments to Party B:                   To be advised under separate cover or telephone confirmed prior to each
                                                     Settlement Date.

              Delivery of Shares to Party A:         DTC Settlement Instructions:
                                                     DTC Number:       2072
                                                     Agent ID:         52196
                                                     Institution ID:   52196

              Delivery of Shares to Party B:         To be advised.

3.    Other Provisions:

         Conditions to Effectiveness:

            The effectiveness of this Confirmation on the Effective Date shall be subject to (i) the condition that the respective representations and warranties of Wachovia Capital Markets, LLC (the "Agent") and Party B contained in the Underwriting Agreement dated the date hereof among Party B, Party A and UBS Securities LLC and the Agent as Representatives of the Several Underwriters (the "Underwriting Agreement") and any certificate delivered pursuant thereto by the Agent or Party B are true and correct on the Effective Date as if made as of the Effective Date, (ii) the condition that the Agent and Party B have performed all of their respective obligations required to be performed by them under the Underwriting Agreement on or prior to the Effective Date, (iii) the condition that Party B has delivered to Party A resolutions of the Board of Directors of Party B authorizing the Transaction, in form and substance satisfactory to Party A, (iv) the satisfaction of all of the conditions set forth in
            Section 7 of the Underwriting Agreement and (v) the condition that neither of the following has occurred (A) Party A is unable to borrow and deliver for sale a number of Shares equal to the Base Amount, or (B) in Party A's sole judgment either it is impracticable to do so or Party A would incur a weighted average stock loan cost of more than a rate equal to 150 basis points per annum to do so (in either of which events this Confirmation shall be effective but the Base Amount for this Transaction shall be the number of Shares Party A is required to deliver in accordance with Section 1 of the Underwriting Agreement).

         Representations and Agreements of Party B:

            Party B (i) has such knowledge and experience in financial and business affairs as to be capable of evaluating the merits and risks of entering into this Transaction; (ii) has consulted with its own legal, financial, accounting and tax advisors in connection with this Transaction; and (iii) is entering into this Transaction for a bona fide business purpose.

            Party B is not and has not been the subject of any civil proceeding of a judicial or administrative body of competent jurisdiction that could reasonably be expected to impair materially Party B's ability to perform its obligations hereunder.

            Party B will by the next succeeding New York Business Day notify Party A upon obtaining knowledge of the occurrence of any event that would constitute an Event of Default, a Potential Event of Default or a Potential Adjustment Event.

         Additional Representations, Warranties and Agreements of Party B:
         Party B hereby represents and warrants to, and agrees with, Party A as of the date hereof that:

            (a) Any Shares, when issued and delivered in accordance with the terms of the Transaction, will be duly authorized and validly issued, fully paid and nonassessable, and the issuance thereof will not be subject to any preemptive or similar rights.

            (b) Party B has reserved and will keep available at all times, free from preemptive rights, out of its authorized but unissued Shares, solely for the purpose of issuance upon settlement of the Transaction as herein provided, the full number of Shares as shall be issuable at such time upon settlement of the Transaction. All Shares so issuable shall, upon such issuance, be accepted for listing or quotation on the Exchange.

            (c) Subject to the last sentence of this paragraph, Party B agrees to provide Party A at least 30 days' written notice (an "Issuer Repurchase Notice") prior to executing any repurchase of Shares by Party B or any of its subsidiaries (or entering into any contract that would require, or give the option to, Party B or any of its subsidiaries, to purchase or repurchase Shares), whether out of profits or capital or whether the consideration for such repurchase is cash, securities or otherwise (an "Issuer Repurchase"), that alone or in the aggregate would result in the Base Amount Percentage (as defined below) being (i) equal to or greater than 4.5% of the outstanding Shares and (ii) greater by 0.5% or more than the Base Amount Percentage at the time of the immediately preceding Issuer Repurchase Notice (or in the case of the first such Issuer Repurchase Notice, greater than the Base Amount Percentage as of the later of the date hereof or the immediately preceding Settlement Date, if any). The "Base Amount Percentage" as of any day is the fraction (1) the numerator of which is the Base Amount and (2) the denominator of which is the number of Shares outstanding on such day. If Party B


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

                  reasonably determines that compliance with any notice obligations of Party B contained in this paragraph any delay of related repurchase of Shares could jeopardize Party B's status as a "real estate investment trust" within the meaning of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, then, notwithstanding any such notice obligations, Party B shall be entitled to immediately effect any repurchases of Shares contemplated by Party B's charter ("Charter Repurchases") reasonable necessary to maintain such status and shall use its best efforts to simultaneously notify Party A of such repurchases.

            (d) Neither the execution and delivery of this Confirmation nor the incurrence or performance of obligations of Party B hereunder will conflict with or result in a breach of the Amended and Restated Articles of Incorporation of Party B, as amended and restated as of the date hereof (the "Articles of Incorporation") or by-laws (or any equivalent documents) of Party B, or any applicable law or regulation, including any provisions of the Maryland General Corporation Law, or any order, writ, injunction or decree of any court or governmental authority or agency, or any agreement or instrument to which the Party B or any of its subsidiaries is a party or by which the Party B or any of its subsidiaries is bound or to which the Party B or any of its subsidiaries is subject, including the Credit Agreement, or constitute a default under, or result in the creation of any lien under, any such agreement or instrument, or breach or constitute a default under any agreements and contracts of the Counterparty and the significant subsidiaries filed as exhibits to the Counterparty's Annual Report on Form 10-K.

            (e) No filing with, or approval, authorization, consent, license registration, qualification, order or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the execution, delivery and performance by Party B of this Confirmation and the consummation of the Transaction (including, without limitation, the issuance and delivery of Shares on any Settlement Date) except (i) such as have been obtained under the Securities Act, and (ii) as may be required to be obtained under state securities laws.

            (f) Party B is not insolvent, nor will Party B be rendered insolvent as a result of this Transaction.

            (g) Neither Party B nor any of its affiliates shall take or refrain from taking any action (including, without limitation, any direct purchases by Party B or any of its affiliates or any purchases by a party to a derivative transaction with Party B or any of its affiliates), either under this Confirmation, under an agreement with another party or otherwise, that might cause any purchases of Shares by Party A or any of its affiliates in connection with any Cash Settlement of this Transaction not to meet the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act if such purchases were made by Party B.

            (h) Party B will not engage in any "distribution" (as defined in Regulation M under the Exchange Act) that would cause a "restricted period" (as defined in Regulation M) to occur during any Unwind Period.

            (i) Party B is an "eligible contract participant" (as such term is defined in Section 1(a)(12) of the Commodity Exchange Act, as amended).

            (j) In addition to any other requirements set forth herein, Party B agrees not to elect Physical Settlement or Cash Settlement if, in the reasonable judgment of either Party A or Party B, such settlement or Party A's related market activity would result in a violation of the U.S. federal securities laws or any other federal or state law or regulation applicable to Party B.

         Covenant of Party B:

            The parties acknowledge and agree that any Shares delivered by Party B to Party A on any Settlement Date will be newly issued Shares and when delivered by Party A (or an affiliate of Party A) to securities lenders from whom Party A (or an affiliate of Party A) borrowed Shares in connection with hedging its exposure to the Transaction will be freely saleable without further registration or other restrictions under the Securities Act of 1933, as amended (the "Securities Act"), in the hands of those securities lenders, irrespective of whether such stock loan is effected by Party A or an affiliate of Party A. Accordingly, Party B agrees that the Settlement Shares that it delivers to Party A on each Settlement Date will not bear a restrictive legend and that such Settlement Shares will be deposited in, and the delivery thereof shall be effected through the facilities of, the Clearance System.

         Covenants of Party A:

            (a) Unless the provisions set forth below under "Private Placement Procedures" shall be applicable, Party A shall use any Shares delivered by Party B to Party A on any Settlement Date to return to securities lenders to close out open stock loans, if any, with respect to Shares.

            (b) In connection with bids and purchases of Shares in connection with any Cash Settlement of this Transaction, Party A shall use its reasonable best efforts to conduct its activities, or cause its affiliates to conduct their activities, in a manner consistent with the requirements of the safe harbor provided by Rule 10b-18 under the Exchange Act, as if such provisions were applicable to such purchases.

            Insolvency Filing:

            Notwithstanding anything to the contrary herein, in the Agreement or in the Definitions, upon any Insolvency Filing in respect of the Issuer, the Transaction shall automatically terminate on the date thereof without further liability of either party to this Confirmation to the other party (except for any liability in respect of any breach of representation or covenant by a party under this Confirmation prior to the date of such Insolvency Filing).

            Extraordinary Dividends:

            If an ex-dividend date for an Extraordinary Dividend occurs on or after the Trade Date and on or prior to the Maturity Date, Party B shall pay an amount, as determined by the Calculation Agent, in cash equal to the product of such Extraordinary Dividend and the Base Amount on the record date for such dividend to Party A on the earlier of (i) the date on which such Extraordinary Dividend is paid by the Issuer to holders of record of the Shares or (ii) the Maturity Date. "Extraordinary Dividend" means the per Share amount of any cash dividend or distribution declared by the Issuer with respect to the Shares that is specified by the board of directors of the Issuer as an "extraordinary" dividend.

            Acceleration Events:

            The following events shall each constitute an "Acceleration Event":

            (a) Stock Borrow Events. In the reasonable judgment of Party A (i) Party A is unable to hedge Party A's exposure to the Transaction because (A) of the lack of sufficient Shares being made available for Share borrowing by lenders, or (B) it is otherwise commercially impracticable or (ii) Party A would incur a cost to borrow Shares to hedge its exposure to the Transaction that is greater than a rate equal to 150 basis points per annum (each of (i) and (ii) a "Stock Borrow Event");

            (b) Dividends and Other Distributions. On any day occurring after the Trade Date Party B declares a distribution, issue or dividend to existing holders of the Shares of (i) any cash dividend (other than an Extraordinary Dividend) to the extent all cash dividends having an ex-dividend date during the period from and including any Forward Price Reduction Date (with each of the Trade Date and the Maturity Date being a Forward Price Reduction Date having a Forward Price Reduction Amount equal to $0.00 for purposes of this clause (b) only) to but excluding the next subsequent Forward Price Reduction Date exceeds, on a per Share basis, the sum of the Forward Price Reduction Amount and $0.01, or (ii) share capital or securities of another issuer acquired or owned (directly or indirectly) by Party B as a result of a spin-off or other similar transaction or (iii) any other type of securities (other than Shares), rights or warrants or other assets, for payment (cash or other consideration) at less than the prevailing market price as determined by Party A;

            (d) ISDA Early Termination Date. Either Party A or Party B has the right to designate an Early Termination Date pursuant to
                  Section 6 of the Agreement;

            (e) Other ISDA Events. The occurrence of an Announcement Date in respect of an Extraordinary Event; the occurrence of any Change in Law or Delisting; provided that in case of a Delisting, in addition to the provisions of Section 12.6(a)(iii) of the 2002 Definitions, it will also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market (or their respective successors); or

            (f) Issuer Repurchases. Party B publicly announces or discloses any Issuer Repurchase (whether or not subsequently amended) that alone, or in the aggregate, results in, or could result in, the Base Amount representing more than 4.5% of the total outstanding Shares (assuming the consummation of such proposed Issuer Repurchase).

         Termination Settlement:

            Upon the occurrence of any Acceleration Event, Party A shall have the right to designate, upon at least one Scheduled Trading Day's notice, any Scheduled Trading Day following such occurrence to be a Settlement Date hereunder (a "Termination Settlement Date") to which Physical Settlement shall apply, and to select the number of Settlement Shares relating to such Termination Settlement Date; provided that (i) in the case of an Acceleration Event arising out of a Stock Borrow Event, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares as to which such Stock Borrow Event exists and (ii) in the case of an Acceleration Event arising out of an Issuer Repurchase, the number of Settlement Shares so designated by Party A shall not exceed the number of Shares necessary to cause the Base Amount to be less than 4.5% of the total outstanding Shares (assuming consummation of such proposed Issuer Repurchase). If, upon designation of a Termination Settlement Date by Party A pursuant to the preceding sentence, Party B fails to deliver the Settlement Shares relating to such Termination Settlement Date when due, such failure shall constitute an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. If an Acceleration Event occurs during an Unwind Period relating to a number of Settlement Shares to which Cash Settlement applies, then on the Termination Settlement Date relating to such Acceleration Event, notwithstanding any election to the contrary by Party B, Cash Settlement shall apply to the portion of the Settlement Shares relating to such Unwind Period as to which Party A has unwound its hedge and Physical Settlement shall apply in respect of the remainder (if any) of such Settlement Shares, in addition to the Settlement Shares designated by Party A in respect of such Termination Settlement Date.

         Private Placement Procedures

            If Party B is unable to comply with the provisions of "Covenant of Party B" above because of a change in law or a change in the policy of the Securities and Exchange Commission or its staff, or Party A otherwise determines that in its reasonable opinion any Settlement Shares to be delivered to Party A by Party B may not be freely returned by Party A or its affiliates to securities lenders as described under "Covenant of Party B" above, then delivery of any such Settlement Shares (the "Restricted Shares") shall be effected pursuant to Annex A hereto, unless waived by Party A.

         Rule 10b5-1:

            It is the intent of Party A and Party B that following any election of Cash Settlement by Party B, the purchase of Shares by Party A during any Unwind Period comply with the requirements of Rule 10b5-1(c)(1)(i)(B) of the Exchange Act and that this Confirmation shall be interpreted to comply with the requirements of Rule 10b5-1(c).

            Party B acknowledges that (i) during any Unwind Period Party B does not have, and shall not attempt to exercise, any influence over how, when or whether to effect purchases of Shares by Party A (or its agent or affiliate) in connection with this Confirmation and (ii) Party B is entering into the Agreement and this Confirmation in good faith and not as part of a plan or scheme to evade compliance with federal securities laws including, without limitation, Rule 10b-5 promulgated under the Exchange Act.

            Party B hereby agrees with Party A that during any Unwind Period Party B shall not communicate, directly or indirectly, any Material Non-Public Information (as defined herein) to any EDG Personnel (as defined below). For purposes of this Transaction, "Material Non-Public Information" means information relating to Party B or the Shares that (a) has not been widely disseminated by wire service, in one or more newspapers of general circulation, by communication from Party B to its shareholders or in a press release, or contained in a public filing made by Party B with the Securities and Exchange Commission and (b) a reasonable investor might consider to be of importance in making an investment decision to buy, sell or hold Shares. For the avoidance of doubt and solely by way of illustration, information should be presumed "material" if it relates to such matters as dividend increases or decreases, earnings estimates, changes in previously released earnings estimates, significant expansion or curtailment of operations, a significant increase or decline of orders, significant merger or acquisition proposals or agreements, significant new products or discoveries, extraordinary borrowing, major litigation, liquidity problems, extraordinary management developments, purchase or sale of substantial assets, or other similar information. For purposes of this Transaction, "EDG Personnel" means any employee on the trading side of the Equity Derivatives Group of the Agent (or any other person or persons designated from time to time by the respective Compliance Groups of Party A).

         Maximum Share Delivery:

            Notwithstanding any other provision of this Confirmation, in no event will Party B be required to deliver on any Settlement Date, whether pursuant to Physical Settlement, Termination Settlement or any Private Placement Settlement, more than 6,000,000 Shares to Party A, subject to reduction by the amount of any Shares delivered by Party B on any prior Settlement Date.

         Market Disruption Event:

            Section 6.3(a) of the 2002 Definitions is amended by deleting the words "at any time during the one hour period that ends at the relevant Valuation Time, Latest Exercise Time, Knock-in Valuation Time or Knock-out Valuation Time, as the case may be,".

         Assignment:

            Party A may assign or transfer any of its rights or delegate any of its duties hereunder to any affiliate of Party A or any entity organized or sponsored by Party A without the prior written consent of Party B. Notwithstanding any other provision of this Confirmation to the contrary requiring or allowing Party A to purchase or receive any Shares from Party B, Party A may designate any of its affiliates to purchase or receive such Shares or otherwise to perform Party A's obligations in respect of this Transaction and any such designee may assume such obligations, and Party A shall be discharged of its obligations to Party B solely to the extent of any such performance.

         Matters Relating to Agent:

            (a) The Agent is registered as a broker-dealer with the U.S. Securities and Exchange Commission and the National Association of Securities Dealers, is acting hereunder for and on behalf of Party A solely in its capacity as agent for Party A pursuant to instructions from Party A, and is not and will not be acting as the Counterparty's agent, broker, advisor or fiduciary in any respect under or in connection with this Transaction.

            (b) In addition to acting as Party A's agent in executing this Transaction, the Agent is authorized from time to time to give written payment and/or delivery instructions to the Counterparty directing it to make its payments and/or deliveries under this Transaction to an account of the Agent for remittance to Party A (or its designee), and for that purpose any such payment or delivery by the Counterparty to the Agent shall be treated as a payment or delivery to Party A.

            (c) Except as otherwise provided herein, any and all notices, demands, or communications of any kind transmitted in writing by either Party A or the Counterparty under or in connection with this Transaction will be transmitted exclusively by such party to the other party through the Agent at the following address:

                      Wachovia Capital Markets, LLC
                      201 South College Street, 6th Floor
                      Charlotte, NC  28288-0601
                      Facsimile No.: (704) 383-8425
                      Telephone No.: (704) 715-8086
                      Attention:  Equity Derivatives

            (d) The Agent shall have no responsibility or liability to Party A or the Counterparty for or arising from (i) any failure by either Party A or the Counterparty to perform any of their respective obligations under or in connection with this Transaction, (ii) the collection or enforcement of any such obligations, or (iii) the exercise of any of the rights and remedies of either Party A or the Counterparty under or in connection with this Transaction. Each of Party A and the Counterparty agrees to proceed solely against the other to collect or enforce any such obligations, and the Agent shall have no liability in respect of this Transaction except for its gross negligence or willful misconduct in performing its duties as the agent of Party A.

            (e) Upon written request, the Agent will furnish to Party A and the Counterparty the date and time of the execution of this Transaction and a statement as to the source and amount of any remuneration received or to be received by the Agent in connection with this Transaction.

         Indemnity

            Party B agrees to indemnify Party A and its affiliates and their respective directors, officers, agents and controlling parties (Party A and each such affiliate or person being an "Indemnified Party") from and against any and all losses, claims, damages and liabilities incurred by or asserted against such Indemnified Party arising out of, in connection with, or relating to, any breach of any covenant or representation made by Party B in this Confirmation or the Agreement, the consummation of the transactions contemplated hereby or any breach of the Articles of Incorporation, and will reimburse any Indemnified Party for all reasonable expenses (including reasonable legal fees and expenses) as they are incurred in connection with the investigation of, preparation for, or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party thereto. Party B will not be liable under this Indemnity paragraph to the extent that any loss, claim, damage, liability or expense is found in a judgment by a court to have resulted from Party A's gross negligence, willful misconduct or breach of any representation or covenant of Party A contained in this Confirmation of the Agreement.

         Notice

            Non-Reliance:                               Applicable

            Additional Acknowledgments:                 Applicable

            Agreements and Acknowledgments
            Regarding Hedging Activities:               Applicable

4.    The Agreement is further supplemented by the following provisions:

         No Collateral or Setoff.:

            Notwithstanding Section 6(f) or any other provision of the Agreement or any other agreement between the parties to the contrary, the obligations of Party B hereunder are not secured by any collateral. Obligations under this Transaction shall not be set off against any other obligations of the parties, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and no other obligations of the parties shall be set off against obligations under this Transaction, whether arising under the Agreement, this Confirmation, under any other agreement between the parties hereto, by operation of law or otherwise, and each party hereby waives any such right of setoff. In calculating any amounts under Section 6(e) of the Agreement, notwithstanding anything to the contrary in the Agreement, (a) separate amounts shall be calculated as set forth in such Section 6(e) with respect to (i) this Transaction and (ii) all other Transactions, and (b) such separate amounts shall be payable pursuant to Section 6(d)(ii) of the Agreement.

         Status of Claims in Bankruptcy:

            Party A acknowledges and agrees that this confirmation is not intended to convey to Party A rights with respect to the transactions contemplated hereby that are senior to the claims of common stockholders in any U.S. bankruptcy proceedings of Party B; provided, however, that nothing herein shall limit or shall be deemed to limit Party A's right to pursue remedies in the event of a breach by Party B of its obligations and agreements with respect to this Confirmation and the Agreement; and provided further, that nothing herein shall limit or shall be deemed to limit Party A's rights in respect of any transaction other than the Transaction.

         Limit on Beneficial Ownership:

            Notwithstanding any other provisions hereof, Party A shall not be entitled to receive Shares or any other class of voting securities of the Issuer hereunder (whether in connection with the purchase of Shares on any Settlement Date or any Termination Settlement Date, any Private Placement Settlement or otherwise) to the extent (but only to the extent) that such receipt would result in Party A or any of its affiliates or associates directly or indirectly beneficially owning (as such term is defined for purposes of Section 13(d) of the Exchange Act) at any time in excess of 4.5% of the outstanding Shares or any other class of voting securities of the Issuer. Any purported delivery hereunder shall be void and have no effect to the extent (but only to the extent) that such delivery would result in Party A or any of its affiliates or associates directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or any other class of voting securities of the Issuer. If any delivery owed to Party A hereunder is not made, in whole or in part, as a result of this provision, Party B's obligation to make such delivery shall not be extinguished and Party B shall make such delivery as promptly as practicable after, but in no event later than one Clearance System Business Day after, Party A gives notice to Party B that such delivery would not result in Party A or any of its affiliates or associates directly or indirectly so beneficially owning in excess of 4.5% of the outstanding Shares or any other class of voting securities of the Issuer.

         Miscellaneous:

            (a)   Addresses for Notices. For the purpose of Section 12(a) of the
                  Agreement:

                  Address for notices or communications to Party A:

                       Address: Wachovia Bank, National Association 375 Park Avenue
                                             New York, NY 10152

                       Attention:                     Head of Documentation
                       Telephone No.:        (212) 214-6100
                       Facsimile No.:        (212) 214-5913

                       With a copy to:

                       Address:              Wachovia Capital Markets, LLC
                                             201 South College Street, 6th Floor
                                             Charlotte, NC 28288-0601
                       Attention:            Equity Derivatives
                       Telephone No.:        (704) 715-8086
                       Facsimile No.:        (704) 383-8425

                  Address for notices or communications to Party B:

                       Address:              Medical Properties Trust, Inc.
                                             1000 Urban Center Drive, Suite 501
                                             Birmingham, Alabama 35242
                       Attention:            Charles Lambert
                       Telephone No.:        (205) 969-3755
                       Facsimile No.:        (205) 969-3756

            (b) WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING RELATING TO THIS CONFIRMATION. Each party (i) certifies that no representative, agent or attorney of the other party has represented, expressly or otherwise, that such other party would not, in the event of such a suit action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into this Confirmation by, among other things, the mutual waivers and certifications herein.

         Acknowledgments.

            The parties hereto intend for:

            (a)   this Transaction to be a "securities contract" as defined in
                  Section 741(7) of Title 11 of the United States Code (the "Bankruptcy Code"), qualifying for the protections under
                  Section 555 of the Bankruptcy Code;

            (b) a party's right to liquidate this Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a "contractual right" as defined in the Bankruptcy Code;

            (c)   Party A to be a "financial institution" within the meaning of
                  Section 101(22) of the Bankruptcy Code; and

            (d) all payments for, under or in connection with this Transaction, all payments for the Shares and the transfer of such Shares to constitute "settlement payments" as defined in the Bankruptcy Code.

         Severability.

            If any term, provision, covenant or condition of this Confirmation, or the application thereof to any party or circumstance, shall be held to be invalid or unenforceable in whole or in part for any reason, the remaining terms, provisions, covenants, and conditions hereof shall continue in full force and effect as if this Confirmation had been executed with the invalid or unenforceable provision eliminated, so long as this Confirmation as so modified continues to express, without material change, the original intentions of the parties as to the subject matter of this Confirmation and the deletion of such portion of this Confirmation will not substantially impair the respective benefits or expectations of parties to this Agreement; provided, however, that this severability provision shall not be applicable if any provision of Section 2, 5, 6 or 13 of the Agreement (or any definition or provision in Section 14 to the extent that it relates to, or is used in or in connection with any such Section) shall be so held to be invalid or unenforceable.

                  [Remainder of page intentionally left blank]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us by facsimile at 212-214-5913 (Attention: Equity Division Documentation Unit, by telephone contact 212-214-6100).

Very truly yours,

WACHOVIA CAPITAL MARKETS, LLC,                       WACHOVIA BANK, NATIONAL ASSOCIATION
acting solely in its capacity as Agent               By: Wachovia Capital Markets, LLC,
of Wachovia Bank, National Association                     acting solely in its capacity as its Agent

By: /s/ Cathleen Burke                               By:  /s/ Cathleen Burke
   ----------------------------                          ----------------------------
Name:    Cathleen Burke                              Name:    Cathleen Burke
Title:   Managing Director                           Title:   Managing Director

Accepted and confirmed as of the date first above written:

MEDICAL PROPERTIES TRUST, INC.

By:  /s/ R. Steven Hamner
    --------------------------
Name: R. Steven Hamner
Title: Executive Vice President & CFO

                                                                      SCHEDULE I

Forward Price                                                   Forward Price
Reduction Date                                                  Reduction Amount
--------------                                                  ----------------
March 29, 2007                                                  $0.27

June 14, 2007                                                   $0.28

September 14, 2007                                              $0.31

December 13, 2007                                               $0.32

                                                                         ANNEX A

                          PRIVATE PLACEMENT PROCEDURES

(i) If Party B delivers the Restricted Shares pursuant to this clause (i) (a "Private Placement Settlement"), then delivery of Restricted Shares by Party B shall be effected in customary private placement procedures with respect to such Restricted Shares reasonably acceptable to Party A; provided that if , on or before the date that a Private Placement Settlement would occur, Party B has taken, or caused to be taken, any action that would make unavailable either the exemption pursuant to
      Section 4(2) of the Securities Act for the sale by Party B to Party A (or any affiliate designated by Party A) of the Restricted Shares or the exemption pursuant to Section 4(1) or Section 4(3) of the Securities Act for resales of the Restricted Shares by Party A (or any such affiliate of Party A) or Party B fails to deliver the Restricted Shares when due or otherwise fails to perform obligations within its control in respect of a Private Placement Settlement, it shall be an Event of Default with respect to Party B and Section 6 of the Agreement shall apply. The Private Placement Settlement of such Restricted Shares shall include customary representations, covenants, blue sky and other governmental filings and/or registrations, indemnities to Party A, due diligence rights (for Party A or any designated buyer of the Restricted Shares by Party A), opinions and certificates, and such other documentation as is customary for private placement agreements, all reasonably acceptable to Party A. In the case of a Private Placement Settlement, Party A shall, in its good faith discretion, adjust the amount of Restricted Shares to be delivered to Party A hereunder in a commercially reasonable manner to reflect the fact that such Restricted Shares may not be freely returned to securities lenders by Party A and may only be saleable by Party A at a discount to reflect the lack of liquidity in Restricted Shares. Notwithstanding the Agreement or this Confirmation, the date of delivery of such Restricted Shares shall be the Clearance System Business Day following notice by Party A to Party B of the number of Restricted Shares to be delivered pursuant to this clause (i). For the avoidance of doubt, delivery of Restricted Shares shall be due as set forth in the previous sentence and not be due on the Settlement Date or Termination Settlement Date that would otherwise be applicable.

(ii) If Party B delivers any Restricted Shares in respect of the Transaction, Party B agrees that (i) such Shares may be transferred by and among the Agent and its affiliates and (ii) after the minimum "holding period" within the meaning of Rule 144(d) under the Securities Act has elapsed after the applicable Settlement Date, Party B shall promptly remove, or cause the transfer agent for the Shares to remove, any legends referring to any transfer restrictions from such Shares upon delivery by Party A (or such affiliate of Party A) to Party B or such transfer agent of seller's and broker's representation letters customarily delivered by Party A or its affiliates in connection with resales of restricted securities pursuant to Rule 144 under the Securities Act, each without any further requirement for the delivery of any certificate, consent, agreement, opinion of counsel, notice or any other document, any transfer tax stamps or payment of any other amount or any other action by Party A (or such affiliate of Party A).